PROJECT WONTON

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SUMMARY OF ALTERNATIVES

($ in millions, except per shate data)


                                                      SCENARIO A        SCENARIO B    SCENARIO C     NEW SCENARIO C   SCENARIO D
                                       STATUS QUO     250 MM RECAP     $275 MM RECAP  $300 MM RECAP  $300 MM RECAP     $200 MM
                                       ----------     ------------     -------------  -------------  --------------   -----------
                                                                                                                        RECAP
                                                                                                                        -----
INCOME STATEMENT DATA: YEAR 2001
--------------------------------
Earnings Per Share                       $2.79            $4.11             $4.01         $4.04         $3.87            $3.45
          CAGR(1)                         7.7%            13.6%             13.0%         13.0%         12.6%            10.8%
Dividends Per Share(2)                   $1.85            $1.85             $1.85         $1.85         $1.85            $1.85
Possible Future Stock                   $39.00           $58.00            $56.00        $57.00        $54.00           $48.00
Price(3)

BALANCE SHEET DATA: YEAR 2001
-----------------------------
Cash & Cash                             $229.6            $45.6             $91.7         $89.1        $131.0          $138.6
Equivalents
Total Debt                                   -                -            $100.0        $150.0        $200.0          $100.0
Shareholders' Equity                    $303.4           $115.6             $61.4          $8.8          $1.3          $107.4


CREDIT STATISTICS: YEAR 1997
----------------------------
EBITDA/Interest                             NA             7.9x              5.9x          4.9x          4.5x             9.2x

Fixed Charge Ratio                          NA             2.6x              3.4x          2.9x          2.7x             7.0x
(EBITDA)(4)

Fixed Charge Ratio                        2.1x             1.5x              1.6x          1.6x          1.5x             1.9x
(EBITDAR)(5)
----------------------------       ------------      -----------   ---------------   -----------  ------------    -------------

Total Debt/EBITDA                           NA             1.4x              1.7x          2.1x          2.3x             1.1x

Total Debt +                              2.7x             3.5x              3.7x          4.0x          4.1x             3.4x
Leases/EBITDA

--------
(1)  CAGR = Compounded Annual Growth Rate.
(2)  Assumes dividents grow at 15% per year beginning in 1997.
(3)  Assumes existing P/E multiple of 14.0x (Same as current 1996 multiple).
(4) Defined as EBITDA - Caplix divided by Interest + Required Principal Amortization.
(5)  Defined as EBITDAR - Caplix divided by Interest + Rents +
     Required Principal Amortization.


                                                                  PROJECT WONTON
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SUMMARY OF ALTERNATIVES



                                                  SCENARIO A        SCENARIO B    SCENARIO C     NEW SCENARIO C   SCENARIO D
                                   STATUS QUO     250 MM RECAP     $275 MM RECAP  $300 MM RECAP  $300 MM RECAP   $200 MM RECAP
                                   ----------     ------------     -------------  -------------  --------------  -------------


INCOME STATEMENT DATA: YEAR 2005
--------------------------------

Earnings Per Share                     $3.76        $5.84          $6.13             $6.45            $6.43          $5.20
        CAGR(1)                         7.9%        11.4%          12.1%             12.7%            13.1%          10.8%
Dividends Per Share(2)                 $3.24        $3.24          $3.24             $3.24            $3.24          $3.24
Possible Future Stock                 $53.00       $82.00         $86.00            $90.00           $90.00         $73.00
Price(3)

BALANCE SHEET DATE: YEAR 2005
-----------------------------

Cash & Cash                          $313.1       $202.9         $140.8             $85.9            $72.1         $177.3
Equivalents
Total Debt                                -            -              -                 -                -           -
Shareholders' Equity                 $372.4       $255.5         $193.3            $138.4           $124.7         $229.6



--------
(1)    CAGR = Compounded Annual Growth Rate.
(2)    Assumes dividends grow at 15% per year beginning in 1997.
(3)    Assumes existing P/E multiple of 14.0x. (Same as current 1996 multiple).

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